                                                       EXHIBIT 10.16
                           CERIDIAN CORPORATION
                        DEFERRED COMPENSATION PLAN

                             Table of Contents

     ARTICLE 1 Description                                       1

          1.1  Plan Name                                         1
          1.2  Plan Purpose                                      1
          1.3  Plan Type                                         1

     ARTICLE 2 Participation                                     2

          2.1  Eligibility                                        2
          2.2  Transfer Among Participating Employers             2
          2.3  Multiple Employment                                2
          2.4  Termination or Ceasing to be a Qualified Employee  2
          2.5  Condition of Participation                         2
          2.6  Termination of Participation                       3

     ARTICLE 3 Benefits                                           4

          3.1  Participant Accounts                               4
          3.2  Deferral Credits                                   4
          3.3  Earnings Credits                                   5
          3.4  Vesting                                            5

     ARTICLE 4 Distribution                                      6

          4.1  Distribution to Participant                       6
          4.2  Distribution to Beneficiary                       8
          4.3  Beneficiary Designation                           8
          4.4  Payment in Event of Incapacity                    9

     ARTICLE 5 Source of Payments; Nature of Interest           10

          5.1  Establishment of Trust                           10
          5.2  Source of Payments                               10
          5.4  Non-assignability of Benefits                    10

     ARTICLE 6 Adoption, Amendment, Termination                 11

          6.1  Adoption                                         11
          6.2  Amendment                                        11
          6.3  Termination of Participation                     11
          6.4  Termination                                      12

     ARTICLE 7 Definitions, Construction and Interpretation     13
                                     i









          7.17.1    Account                                     13
          7.2  Active Participant                               13
          7.3  Administrator.                                   13
          7.4  Affiliated Organization                          13
          7.5  Annual Bonus.                                    13
          7.6  Base Salary                                      13
          7.7  Board                                            14
          7.8  Beneficiary                                      14
          7.9  Code                                             14
          7.10 Committee                                        14
          7.11 Company                                          14
          7.12 Cross Reference                                  14
          7.13 Effective Date                                   14
          7.14 Employee                                         14
          7.15 ERISA                                            14
          7.16 Governing Law                                    14
          7.17 Headings                                         14
          7.19 Participant                                      14
          7.20 Participating Employer                           15
          7.21 Plan                                             15
          7.22 Plan Year                                        15
          7.23 Plan Rule                                        15
          7.24 Qualified Employee                               15
          7.25 Trust                                            15
          7.26 Trustee                                          15

     ARTICLE 8 Administration                                   16

          8.1  Administrator                                    16
          8.2  Plan Rules and Regulations                       16
          8.3  Administrator's Discretion                       16
          8.4  Specialist's Assistance                          16
          8.5  Indemnification                                  16
          8.6  Benefit Claim Procedure                          16

     ARTICLE 9 Miscellaneous                                    18

          9.1  Withholding and Offsets                          18
          9.2  Other Benefits                                   18
          9.3  No Warranties Regarding Tax Treatment            18
          9.4  No Employment Rights Created                     18








                                 ARTICLE 1
                                Description

     1.1  Plan Name.  The name of the Plan is the "Ceridian
     Corporation Deferred Compensation Plan."

     1.2 Plan Purpose. The purpose of the Plan is to provide Active Participants with the opportunity to defer a portion of the Base Salary or Annual Bonus or both that would otherwise be payable to them.

     1.3 Plan Type. The Plan is an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees and, as such, is intended to be exempt from the provisions of Parts 2, 3 and 4 of Subtitle B of Title I of ERISA by operation of sections 201(2), 301(a)(3) and 401(a)(4) thereof, respectively, and from the provisions of Title IV of ERISA, to the extent otherwise applicable, by operation of section 4021(b)(6) thereof. The Plan is also intended to be unfunded for tax purposes. The Plan will be construed and administered in a manner that is consistent with and gives effect to the foregoing.








                                 ARTICLE 2
                               Participation

     2.1  Eligibility.

          (A) Prior to the beginning of each Plan Year, the Administrator will determine which Qualified Employees, if any, are eligible to make deferral elections pursuant to Section 3.2 with respect to the Plan Year.

          (B) At any time during a Plan Year, the Administrator may determine that a Qualified Employee who became such after the beginning of the Plan Year is eligible to make a deferral election pursuant to Section 3.2 with respect to the remainder of the Plan Year.

          (C) The fact that an Employee has been eligible to make deferral elections with respect to any particular Plan Year does not give the Employee any right to make deferral elections in any other Plan Year.

          (D) In conjunction with each deferral election, a Participant must elect the form and timing of distribution of amounts deferred pursuant to the election and earnings thereon in accordance with Section 4.1. The election is applicable to all amounts credited to a Participant's Account pursuant to Section
     3.2 for a given Plan Year. To be effective, a deferral election must specify a benefit payment or commencement date that is neither (1) before the earlier of (a) the last day of the third Plan Year after the Plan Year to which the election relates or
     (b) the Participant's termination of employment nor (2) after the later of (a) the Participant's sixty-fifth birthday or (b) the Participant's termination of employment.

     2.2 Transfer Among Participating Employers. An Active Participant who transfers employment from one Participating Employer to another Participating Employer and who continues to be a Qualified Employee after the transfer will, for the duration of the Plan Year during which the transfer occurs, continue to participate in the Plan, in accordance with the election in effect for the portion of the Plan Year before the transfer, as a Qualified Employee of such other Participating Employer.

     2.3 Multiple Employment. An Active Participant who is simultaneously employed as a Qualified Employee with more than one Participating Employer will participate in the Plan as a Qualified Employee of all such Participating Employers on the basis of a single deferral election pursuant to Section 3.2 applied separately to his or her Base Salary and Annual Bonus from each such Participating Employer.








     2.4 Termination or Ceasing to be a Qualified Employee. An Active Participant who, during a Plan Year, terminates his or her employment with all Participating Employers or is determined by the Administrator to have otherwise ceased to be a Qualified Employee is not eligible for further deferral credits for the Plan Year pursuant to Section 3.2 other than such credits relating to the period prior to such termination or cessation.

     2.5 Condition of Participation. Each Qualified Employee, as a condition of participation, is bound by all of the terms and conditions of the Plan and the Plan Rules, including but not limited to the reserved right of the Company to amend or terminate the Plan, and must furnish to the Administrator such pertinent information, and must execute such election forms and other instruments, as the Administrator or Plan Rules may require by such dates as the Administrator or Plan Rules may establish.

     2.6 Termination of Participation. A Participant or Beneficiary will cease to be such as of the date on which his or her entire Account balance has been distributed.








                                 ARTICLE 3
                                 Benefits

     3.1  Participant Accounts.

          (A) The Administrator will establish and maintain an Account for each Participant to evidence amounts credited with respect to the Participant pursuant to Sections 3.2 and 3.3. If a Participant makes deferrals with respect to Base Salary, Annual Bonus or both from more than one Participating Employer, the Administrator will establish a separate Account for the Participant with respect to each such Participating Employer.

          (B) Within each Account, the Administrator will maintain two or more separate subaccounts, each of which will evidence amounts credited to the Account pursuant to Section 3.2 with respect to which the Participant has elected an identical form and timing of distribution.

     3.2  Deferral Credits.

          (A) For any Plan Year with respect to which the Company chooses to permit deferrals of Base Salary, an Active Participant may elect to defer a portion of his or her Base Salary for the Plan Year from a minimum percentage or dollar amount specified in Plan Rules to a maximum percentage or dollar amount specified in Plan Rules and any percentage so elected will automatically apply to the Participant's Base Salary as adjusted from time to time. An election made pursuant to this subsection will not be effective unless it is made on a properly completed election form received by the Administrator by a date specified by the Administrator which is prior to the first day of the Plan Year to which the election relates or, in the case of an Active Participant who is determined by the Administrator to be eligible to participate for a Plan Year pursuant to Section 2.1(B), within 30 days after the Administrator's determination. An Active Participant may revoke a deferral election made pursuant to this subsection at any time. The revocation will be effective as soon as administratively practicable after the Administrator receives a properly completed revocation form. Any election or revocation pursuant to this subsection applies only to Base Salary relating to services performed after the effective date of the election or revocation.

          (B) For any Plan Year with respect to which the Company chooses to permit deferrals of Annual Bonuses, (1) an Active Participant who is determined by the Administrator to be eligible to participate for a Plan Year pursuant to Section 2.1(A) may elect to defer all or a portion of his or her Annual Bonus for the Plan Year as specified in Plan Rules and (2) an Active Participant who is determined by the Administrator to be eligible to participate for a Plan Year pursuant to Section 2.1(B) may, if and to the extent specified by the Administrator in conjunction with such determination, elect to defer a portion of his or her Annual Bonus for the Plan Year as specified in Plan Rules. An election made pursuant to this subsection will not be effective unless it is made on a properly completed election form received by the Administrator by a date specified by the Administrator which is prior to the first day of the Plan Year to which the election relates or, in the case of an Active Participant who is determined by the Administrator to be eligible to participate for a Plan Year pursuant to Section 2.1(B), within 30 days after the Administrator's determination. An election pursuant to this subsection is irrevocable after the latest date by which it must be received by the Administrator to be effective; provided, that if a Participant terminates employment with all Affiliated Organizations before the date as of which an Annual Bonus deferral is credited to his or her Account, other than in connection with a divestiture contemplated by Section 4.1(D)(2) in which the Participant is covered in a successor plan, the deferral election with respect to such Annual Bonus will be automatically revoked as of the date of the Participant's termination of employment.

          (C) Notwithstanding Subsections (A) and (B), Plan Rules may impose conditions and limitations on participation by any Qualified Employee or any group of similarly situated Qualified Employees.

          (D) Reductions to an Active Participant's Base Salary and Annual Bonus pursuant to this section will be credited to his or her Account as of the day on which the Participant would have otherwise received the Base Salary or Annual Bonus with respect to which such credit relates.

     3.3 Earnings Credits. As of the last day of each month, the Administrator will, in accordance with Plan Rules, credit a Participant's Account, including the undistributed portion of an Account being distributed in the form of installment payments, with earnings in an amount equal to the "applicable percentage" of the average daily balance of the Account for the month. The applicable percentage for a given month is the monthly equivalent of the annual prime rate of interest in effect on the first banking day of the month as reported in The Wall Street Journal or other national financial publication selected by the Administrator.

     3.4 Vesting. Each Participant always has a fully vested nonforfeitable interest in his or her Account.








                                 ARTICLE 4
                               Distribution

     4.1  Distribution to Participant.

          (A)  Form.

               (1) Disability. Notwithstanding any election by a Participant to the contrary, if a Participant is determined by the Administrator to have terminated employment because of illness, injury or disease that is likely to be of long or indefinite duration or result in death, distribution to the Participant will be made in the form of a lump sum payment.

               (2) Other. Except as provided in clause (1), distribution to a Participant will be made in the form of a lump sum payment or annual installment payments for either five or ten years, as elected by the Participant.

          (B)  Time.

               (1) Disability. Distribution to a Participant described in Subsection (A)(1) will be made as soon as administratively practicable after the date on which the Participant is determined to have terminated employment.

               (2) Other. Except as provided in clause (1), distribution to a Participant will be made or will begin, as the case may be, on or as soon as administratively practicable after the date or the occurrence of the event specified by the Participant.

          (C)  Amount.

               (1) Lump Sum. If distribution is made in the form of a lump sum payment, the amount of the payment will be equal to the sum of (a) the balance of the Participant's Account as of the last day of the month immediately preceding the date of the distribution plus (b) deferrals credited to the Account pursuant to Section 3.2 since the last day of the month immediately preceding the date of the distribution plus (c) earnings on the average daily balance of the Account for the period beginning on the first day of the month during which the distribution occurs and ending on the day before the distribution at the rate in effect for the month pursuant to Section 3.3.

               (2) Installments. If distribution is made in the form of annual installment payments, the amount of the payment each year will be determined by dividing the Participant's Account balance as of the last day of the month immediately preceding the payment date by the total number of remaining payments (including the payment in question); provided, that the amount of the final installment payment will be determined in accordance with clause
     (1).









          (D) Special Rules. The provisions of this subsection apply notwithstanding Subsection (A) or (B) or any election by a Participant to the contrary.

               (1) Nondeductibility. If the Committee determines in good faith that there is a reasonable likelihood that any compensation paid to a Participant by an Affiliated Organization for a taxable year of the Affiliated Organization would not be deductible by the Affiliated Organization solely by reason of the limitation under Code section 162(m), to the extent deemed necessary by the Committee to ensure that the entire amount of any distribution to the Participant is deductible, the Committee may defer all or any portion of the distribution. Any amounts deferred pursuant to this subsection will continue to be credited with earnings in accordance with Section 3.3. The deferred amounts and earnings thereon will be distributed to the Participant, or to his or her Beneficiary in the case of the Participant's death, at the earliest possible date, as determined by the Committee in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Affiliated Organization during which the distribution is made will not be limited by Code section 162(m).

               (2)  Divestitures.

                    (a)  If some or all of the assets of a
     Participating Employer are sold or otherwise disposed of to an unrelated third party, the Committee may but is not required to cause to be distributed the Account of any Participant whose employment with all Affiliated Organizations is terminated in connection with the sale or disposition unless the acquiror adopts a successor plan which is substantially similar to the Plan in all material respects and expressly assumes the Participating Employer's obligation to provide benefits to the Participant, in which case the Participating Employer will cease to have any obligation to provide benefits to the Participant pursuant to the Plan as of the effective date of the assumption. Any such distribution will be made in the form of a lump sum payment as soon as administratively practicable after the date of the sale or disposition. The amount of the payment will be determined in accordance with Section 4.1(C)(1).

                    (b) If a Participating Employer ceases to be an Affiliated Organization, unless otherwise provided in an agreement between an Affiliated Organization and the Participating Employer or an Affiliated Organization and an unrelated third party acquiror:








                         (i)  a Participant who is employed with the
     Participating Employer or

                         (ii) a Participant who is not employed with the Participating Employer but has an Account balance attributable to the Participating Employer will not become entitled to his or her
     Account balance attributable to the Participating Employer solely as a result of the cessation and the Participating Employer will, after the date on which it ceases to be an Affiliated Organization, continue to be solely responsible to provide benefits to the Participant at least equal to the balance of the Account as of the effective date of the cessation and as thereafter increased by deferral credits relating to the period before the effective date and earnings credits pursuant to
     Section 3.3.

          (E)  Reduction of Account Balance.  The balance of the
     Account from which a distribution is made will be reduced by the amount of the distribution as of the date of the distribution.

     4.2  Distribution to Beneficiary.

          (A) Form. In the event of a Participant's death, the balance of the Participant's Account will be distributed to the Participant's Beneficiary in a lump sum payment whether or not payments had commenced to the Participant in the form of installments prior to his or her death.

          (B) Time. Distribution to a Beneficiary will be made as soon as administratively practicable after the date on which the Administrator receives notice of the Participant's death.

          (C) Amount. The amount of the payment will be determined in accordance with Section 4.1(C)(1).

          (D)  Reduction of Account Balance.  The balance of the
     Account from which a distribution is made will be reduced by the amount of the distribution as of the date of the distribution.

          (E)  Beneficiary Designation.

               (1) Each Participant may designate, on a form furnished by the Administrator, one or more primary Beneficiaries or alternative Beneficiaries to receive all or a specified part of his or her Account after his or her death, and the Participant may change or revoke any such designation from time to time. No such designation, change or revocation is effective unless executed by the Participant and received by the Administrator during the Participant's lifetime. No designation of a Beneficiary other than the Participant's spouse is effective unless the spouse consents to the designation or the Administrator determines that spousal consent cannot be obtained because the spouse cannot reasonably be located or is legally incapable of consenting. The consent must be in writing, must acknowledge the effect of the election and must be witnessed by a notary public. The consent is effective only with respect to the Beneficiary or class of Beneficiaries so designated and only with respect to the spouse who so consented.

               (2)  If a Participant -

                    (a)  fails to designate a Beneficiary, or

                    (b) revokes a Beneficiary designation without naming another Beneficiary, or

                    (c) designates one or more Beneficiaries none of whom survives the Participant or exists at the time in question,

                    for all or any portion of his or her Account, such Account or portion will be paid to the Participant's surviving spouse or, if the Participant is not survived by a spouse, to the representative of the Participant's estate.

               (3) The automatic Beneficiaries specified above and, unless the designation otherwise specifies, the Beneficiaries designated by the Participant, become fixed as of the Participant's death so that, if a Beneficiary survives the Participant but dies before the receipt of the payment due such Beneficiary, the payment will be made to the representative of such Beneficiary's estate. Any designation of a Beneficiary by name that is accompanied by a description of relationship or only by statement of relationship to the Participant is effective only to designate the person or persons standing in such relationship to the Participant at the Participant's death.

     4.3 Payment in Event of Incapacity. If any individual entitled to receive any payment under the Plan is, in the judgment of the Administrator, physically, mentally or legally incapable of receiving or acknowledging receipt of the payment, and no legal representative has been appointed for the individual, the Administrator may (but is not required to) cause the payment to be made to any one or more of the following as may be chosen by the Administrator: the Beneficiary (in the case of the incapacity of a Participant); the institution maintaining the individual; a custodian for the individual under the Uniform Transfers to Minors Act of any state; or the individual's spouse, children, parents, or other relatives by blood or marriage. The Administrator is not required to see to the proper application of any such payment and the payment completely discharges all claims under the Plan against the Participating Employer, the Plan and Trust to the extent of the payment.








                                 ARTICLE 5
                              Source of Trust

     5.1 Establishment of Trust. The Company may establish a Trust with an independent corporate trustee. The Trust must be a grantor trust that conforms substantially with the model trust described in Revenue Procedure 92-64. The Participating Employers may from time to time transfer to the Trust cash, marketable securities or other property acceptable to the Trustee in accordance with the terms of the Trust.

     5.2  Source of Payments.

          (A) Each Participating Employer will pay, from its general assets, the portion of any benefit pursuant to Article 4 or
     Section 6.3 or 6.4 attributable to a Participant's Account with respect to that Participating Employer, and all costs, charges and expenses relating thereto.

          (B) The Trustee will make distributions to Participants and Beneficiaries from the Trust in satisfaction of a Participating Employer's obligations under the Plan in accordance with the terms of the Trust. The Participating Employer is responsible for paying any benefits attributable to a Participant's Account with respect to that Participating Employer that are not paid by the Trust.

     5.3 Status of Plan. Nothing contained in the Plan or Trust is to be construed as providing for assets to be held for the benefit of any Participant or any other person or persons to whom benefits are to be paid pursuant to the terms of this Plan, the Participant's or other person's only interest under the Plan being the right to receive the benefits set forth herein. The Trust is established only for the convenience of the Participating Employers and the Participants, and no Participant has any interest in the assets of the Trust prior to distribution of such assets pursuant to the Plan. To the extent the Participant or any other person acquires a right to receive benefits under this Plan or the Trust, such right is no greater than the right of any unsecured general creditor of the Participating Employer.

     5.4 Non-assignability of Benefits. The benefits payable under the Plan and the right to receive future benefits under the Plan may not be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process.








                                 ARTICLE 6
                     Adoption, Amendment, Termination

     6.1 Adoption. With the prior approval of the Administrator, an Affiliated Organization may adopt the Plan and become a Participating Employer by furnishing to the Administrator a certified copy of a resolution of its Board adopting the Plan.

     6.2  Amendment.

          (A) The Company reserves the right to amend the Plan at any time to any extent that it may deem advisable. To be effective, an amendment must be stated in a written instrument approved in advance or ratified by the Company's Board and executed in the name of the Company by its President or a Vice President and attested by the Secretary or an Assistant Secretary.

          (B) An amendment adopted in accordance with Subsection (A) is binding on all interested parties as of the effective date stated in the amendment; provided, however, that no amendment will have any retroactive effect so as to deprive any Participant, or the Beneficiary of a deceased Participant, of any benefit to which he or she is entitled under the terms of the Plan in effect immediately prior to the effective date of the amendment, determined in the case of a Participant who is employed by an Affiliated Organization, as if he or she had terminated employment immediately prior to the effective date of the amendment.

          (C) Any amendment that changes the method of determining the earnings credited to Participants' Accounts pursuant to
     Section 3.3 is effective with respect to the portion of the Accounts attributable to credits made before the date on which the amendment is adopted only if the Company's Board determines in good faith that on that date, it is reasonably likely that, in the long run, the new method will not result in materially lower earnings credits than the old method.

          (D) The provisions of the Plan in effect at the termination of a Participant's employment will, except as otherwise expressly provided by a subsequent amendment, continue to apply to such Participant.

     6.3 Termination of Participation. Notwithstanding any other provision of the Plan to the contrary, if determined by the Administrator to be necessary to ensure that the Plan is exempt from ERISA to the extent contemplated by Section 1.3 or upon the Administrator's determination that a Participant's interest in the Plan has been or is likely to be includable in the Participant's gross income for federal income tax purposes prior to the actual payment of benefits pursuant to the Plan, the Administrator may take any or all of the following steps:









          (a) terminate the Participant's future participation in the Plan;

          (b) cause the Participant's entire interest in the Plan to be distributed to the Participant in the form of an immediate lump sum; and/or

          (c) transfer the benefits that would otherwise be payable pursuant to the Plan for all or any of the Participants to a new plan that is similar in all material respects (other than those which require the action in question to be taken.)

     6.3 Termination. The Company reserves the right to terminate the Plan in its entirety at any time. Each Participating Employer reserves the right to cease its participation in the Plan at any time. The Plan will terminate in its entirety or with respect to a particular Participating Employer as of the date specified by the Company or such Participating Employer in a written instrument by its authorized officers to the Administrator, adopted in the manner of an amendment. Upon the termination of the Plan in its entirety or with respect to any Participating Employer, the Company or Participating Employer, as the case may be, will either cause (a) any benefits to which Participants have become entitled prior to the effective date of the termination to continue to be paid in accordance with the provisions of Article 4 or (b) the entire interest in the Plan of any or all Participants, or the Beneficiaries of any or all deceased Participants, to be distributed in the form of an immediate lump sum payment.








                                 ARTICLE 7
               Definitions, Construction and Interpretation

     The definitions and rules of construction and interpretation set forth in this article apply in construing the Plan unless the context otherwise indicates.

          7.1 Account. "Account" means the bookkeeping account maintained with respect to a Participant pursuant to Section
     3.1(A) or the subaccount maintained pursuant to Section 3.1(B), as the context requires.

          7.2 Active Participant. "Active Participant" with respect to a Plan Year is a Qualified Employee who the Administrator has determined pursuant to Section 2.1 is eligible to make deferrals pursuant to the Plan during the Plan Year, for the portion of the Plan Year during which he or she remains eligible.

          7.3 Administrator. The "Administrator" of the Plan is the Company or person to whom administrative duties are delegated pursuant to the provisions of Section 8.1, as the context requires.

          7.4 Affiliated Organization. An "Affiliated Organization" is the Company and any corporation that is a member of a controlled group of corporations within the meaning of Code section 414(b) that includes the Company.

          7.5  Annual Bonus.   "Annual Bonus" with respect to a
     Participant for a Plan Year means the discretionary annual cash bonus paid to the Participant by a Participating Employer during the calendar quarter first following the Plan Year or that would have been so paid but for an election made pursuant to the Plan.

          7.6  Base Salary.  "Base Salary" with respect to a
     Participant for a Plan Year means the regular cash remuneration for services rendered as a Qualified Employee paid to the Participant by a Participating Employer during the Plan Year or that would have been so paid but for an election made pursuant to the Plan, excluding the following:

               (a)  any bonus;

               (b) the value of life insurance coverage included in the Participant's wages under Code section 79;

               (c) any car allowance, moving expense or mileage reimbursement;

               (d)  any educational assistance payment;

               (e)  any severance pay;









               (f) any payments under any qualified or nonqualified plan of deferred compensation;

               (g) any benefit under any qualified or nonqualified stock option or stock purchase plan; or

               (h) any other element of compensation specified in Plan Rules.

     7.7 Board. "Board" means the board of directors of the Affiliated Organization in question. When the Plan provides for an action to be taken by the Board, the action may be taken by any committee or individual authorized to take such action pursuant to a proper delegation by the board of directors in question.

     7.8 Beneficiary. "Beneficiary" with respect to a Participant is the person designated or otherwise determined under the provisions of Section 4.2(E) as the distributee of benefits payable after the Participant's death who has not ceased to be a Beneficiary pursuant to Section 2.6.

     7.9 Code. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     7.10 Committee. "Committee" means the Compensation and Human Resources Committee of the Company's Board of Directors (or any successor Committee).

     7.11 Company. "Company" means Ceridian Corporation or any successor thereto.

     7.12 Cross Reference. References within a section of the Plan to a particular subsection refer to that subsection within the same section and references within a section or subsection to a particular clause refer to that clause within the same section or subsection, as the case may be.

     7.13 Effective Date.  "Effective Date" means January 1, 1995.

     7.14 Employee. "Employee" is an individual who performs services as a common law employee of a Participating Employer.

     7.15 ERISA.  "ERISA" means the Employee Retirement Income
     Security Act of 1974, as amended from time to time.

     7.16 Governing Law. To the extent that state law is not preempted by the provisions of ERISA, or any other laws of the United States, all questions pertaining to the construction, validity, effect and enforcement of the Plan will be determined in accordance with the internal, substantive laws of the State of








     Minnesota without regard to its conflict of laws rules of the State of Minnesota or any other jurisdiction.

     7.17 Headings. The headings of articles and sections are included solely for convenience of reference; if there exists any conflict between such headings and the text of the Plan, the text will control.

     7.18 Number and Gender. Wherever appropriate, the singular may be read as the plural, the plural may be read as the singular and one gender may be read as the other gender.

     7.19 Participant. "Participant" is a current or former Active Participant to whose Account amounts have been credited pursuant to Article 3 and who has not ceased to be a Participant pursuant to Section 2.6.

     7.20 Participating Employer. "Participating Employer" is the Company and any other Affiliated Organization that has adopted the Plan, or all of them collectively, as the context requires. An Affiliated Organization will cease to be a Participating Employer upon a termination of the Plan as to its Employees and the satisfaction in full of all of its obligations under the Plan or upon its ceasing to be an Affiliated Organization.

     7.21 Plan.  "Plan" means the Ceridian Corporation Deferred
     Compensation Plan, as from time to time amended or restated.

     7.22 Plan Year.  "Plan Year"  means the calendar year.

     7.23 Plan Rule. "Plan Rule" is a rule, policy, practice or procedure adopted by the Administrator pursuant to Section 8.2.

     7.24 Qualified Employee. "Qualified Employee" means an Employee who is considered to be a management or highly compensated employee under Plan Rules.

     7.25 Trust. "Trust" means any trust or trusts established by the Company pursuant to Section 5.1.

     7.26 Trustee. "Trustee" means the independent corporate trustee or trustees that at the relevant time has or have been appointed to act as Trustee of the Trust.








                                 ARTICLE 8
                              Administration

     8.1 Administrator. The general administration of the Plan and the duty to carry out its provisions is vested in the Company. The Company's Vice President, Human Resource Services, or his or her functional equivalent in the event of a material change in the duties or title of such position, will perform such duty on behalf of the Company. Such Vice President may delegate such duty or any portion thereof to a named person and may from time to time revoke such authority and delegate it to another person.
     8.2 Plan Rules and Regulations. The Administrator has the discretionary power and authority to make such Plan Rules as the Administrator determines to be consistent with the terms, and necessary or advisable in connection with the administration, of the Plan and to modify or rescind any such Plan Rules.

     8.3 Administrator's Discretion. The Administrator has the discretionary power and authority to make all determinations necessary for administration of the Plan, except those determinations that the Plan requires others to make, and to construe, interpret, apply and enforce the provisions of the Plan and Plan Rules whenever necessary to carry out its intent and purpose and to facilitate its administration, including, without limitation, the discretionary power and authority to remedy ambiguities, inconsistencies, omissions and erroneous benefit calculations. In the exercise of its discretionary power and authority, the Administrator will treat all similarly situated persons uniformly.

     8.4 Specialist's Assistance. The Administrator may retain such actuarial, accounting, legal, clerical and other services as may reasonably be required in the administration of the Plan, and may pay reasonable compensation for such services. All costs of administering the Plan will be paid by the Participating Employers.

     8.5 Indemnification. The Participating Employers jointly and severally agree to indemnify and hold harmless, to the extent permitted by law, each director, officer, and employee of any Affiliated Organization against any and all liabilities, losses, costs and expenses (including legal fees) of every kind and nature that may be imposed on, incurred by, or asserted against such person at any time by reason of such person's services in connection with the Plan, but only if such person did not act dishonestly or in bad faith or in willful violation of the law or regulations under which such liability, loss, cost or expense arises. The Participating Employers have the right, but not the obligation, to select counsel and control the defense and settlement of any action for which a person may be entitled to indemnification under this provision.








     8.6  Benefit Claim Procedure.

          (A) If a request for a benefit by a Participant or Beneficiary of a deceased Participant is denied in whole or in part, he or she may, not later than 30 days after the denial, file with the Administrator a written claim objecting to the denial.

          (B) The Administrator, not later than 90 days after receipt of such claim, will render a written decision to the claimant on the claim. If the claim is denied, in whole or in part, such decision will include the reason or reasons for the denial; a reference to the Plan provisions on which the denial is based; a description of any additional material or information, if any, necessary for the claimant to perfect his or her claim; an explanation as to why such information or material is necessary; and an explanation of the Plan's claim procedure.

          (C) The claimant may file with the Administrator, not later than 60 days after receiving the Administrator's written decision, a written notice of request for review of the Administrator's decision, and the claimant or his or her representative may thereafter review relevant Plan documents which relate to the claim and may submit written comments to the Administrator.

          (D) Not later than 60 days after receipt of such review request, the Administrator will render a written decision on the claim, which decision will include the specific reasons for the decision, including a reference to the Plan's specific provisions where appropriate.

          (E) The foregoing 90 and 60-day periods during which the Administrator must respond to the claimant may be extended by up to an additional 90 or 60 days, respectively, if special circumstances beyond the Administrator's control so require and notice of such extension is given to the claimant prior to the expiration of such initial 90 or 60-day period, as the case may be.








                                 ARTICLE 9
                               Miscellaneous

     9.1 Withholding and Offsets. The Participating Employers and the Trustee retain the right to withhold from any compensation, deferral and/or benefit payment pursuant to the Plan, any and all income, employment, excise and other tax as the Participating Employers or Trustee deems necessary and the Participating Employers may offset against amounts payable to a Participant or Beneficiary under the Plan any amounts then owing to the Participating Employers by such Participant or Beneficiary.

     9.2 Other Benefits. Neither amounts deferred nor amounts paid pursuant to the Plan constitute salary or compensation for the purpose of computing benefits under any other benefit plan, practice, policy or procedure of a Participating Employer unless otherwise expressly provided thereunder.

     9.3 No Warranties Regarding Tax Treatment. The Participating Employers make no warranties regarding the tax treatment to any person of any deferrals or payments made pursuant to the Plan and each Participant will hold the Administrator and the Participating Employers and their officers, directors, employees, agents and advisors harmless from any liability resulting from any tax position taken in good faith in connection with the Plan.

     9.4 No Employment Rights Created. Neither the establishment of or participation in the Plan gives any Employee the right to continued employment or limits the right of the Participating Employer to discharge, transfer, demote, modify terms and conditions of employment or otherwise deal with any Employee without regard to the effect which such action might have on him or her with respect to the Plan.